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                                                                   EXHIBIT 10.27

                        RELEASE AND REDEMPTION AGREEMENT

         This AGREEMENT (this "Agreement") is made and entered into as of this 4th day of September, 1997, by and between 800 TRAVEL SYSTEMS, INC., a Delaware corporation with an address at Suite 140, 4802 Gunn Highway, Tampa, Florida 33624 (the "Company"), and MICHAEL CANTOR, an individual with an address at 1160 South Ocean Boulevard, Manalapan, Florida 33462 (the "Shareholder").

                                R E C I T A L S

         WHEREAS, the Shareholder is currently the beneficial and record holder of 481,609 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Shareholder maintains that upon completion of the contemplated public offering of shares of the Company's Common Stock (the "IPO") he shall be entitled to receive additional shares of Common Stock;

         WHEREAS a dispute has arisen between the Company and the Shareholder regarding the Shareholder's right to receive additional shares of Common Stock upon completion of the IPO; and

         WHEREAS, the Company and the Shareholder mutually desire to resolve such disputes as exist or may exist regarding the rights of Shareholder by having the Company redeem all, and not less than all, of the shares of Common Stock currently held by the Shareholder on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and other good and valuable considerations hereinafter contained, the parties hereto agree as follows:

         1. Redemption and Redemption Price. Subject to the conditions set forth in paragraph 4 of this Agreement, at the Closing (as hereinafter defined) the Company shall redeem from the Shareholder all, but not less than all, of the 481,609 Shares of Common Stock currently held by Shareholder (the "Shares") at an aggregate redemption price (the "Redemption Price") of $2,133,750 or Four Dollars and Forty-Three Cents ($4.43) per share.

         2.      Closing.

                 A. Date, Time and Place. Subject to the provisions of paragraphs 4(a) and 5 of this Agreement, the closing of the redemption contemplated by this Agreement (the "Closing") shall take place at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York 10103 and shall occur simultaneously with the closing of the IPO.
Pursuant to a letter agreement dated July 22, 1997 by and among the Company, the Shareholder and Jose Colon (the "Letter Agreement"), the closing of the IPO and the Closing hereunder shall occur at the same place, and the Shareholder is entitled to attend the closing of the IPO.
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                 B.  Deliveries.  At the Closing: (i) the Shareholder shall sell, transfer and deliver the Shares to the Company, surrender and deliver to the Company all certificates representing the Shares or any portion of the Shares, together with stock powers separate from certificates, duly endorsed in blank by the Shareholder, and deliver to the Company the certificate required by paragraph 4(d) hereof; and (ii) the Company shall pay to the Shareholder the Redemption Price, in full, in lawful money of the United States of America, by causing a wire transfer of the Redemption Price to be delivered by the clearing agent for the representative for the underwriters to such bank account as shall be designated by the Shareholder for such purpose, and shall deliver to the Shareholder the certificate required by paragraph 4(c) hereof.

         3.      Representation and Warranties.

                 (a) The Company represents and warrants to the Shareholder that:

                        (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                        (ii) The Company has full corporate power and authority and has taken all corporate action necessary to authorize, execute and deliver this Agreement and to consummate the transaction contemplated hereby; and this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

                        (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, does or will violate any provision of the Company's Certificate of Incorporation or By-laws, or violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment, decree or order of any governmental authority or court to which the Company is subject or by which it is bound;

                        (iv) The capital of the Company is, and at the Closing will be, in excess of the Redemption Price, and the payment of the Redemption Price will not impair the Company's capital; and

                        (v) The Shares have been duly authorized and validly issued to the Shareholder and are non-assessable.

                 (b) The Shareholder represents and warrants to the Company that:

                        (i) He is the sole beneficial and record holder of the Shares, and has not granted or sold any options or other rights to purchase any of the Shares to any individual, person or entity, other than to the Company under this Agreement;





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                        (ii)   The Shares are not subject to any liens or other
encumbrances, and at the Closing will be delivered free and clear of the same;

                        (iii) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby does or will violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment, order or decree of any governmental authority or court to which the Shareholder is subject or by which he is bound;

                        (iv) This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         4. Conditions to Closing. The obligations of the parties to consummate the transaction contemplated by this Agreement shall be subject to satisfaction, on or before the Closing, of each of the following conditions unless waived in writing by the party to be so satisfied:

                 (a) The IPO shall have been consummated and closed and the Company shall have wired the Redemption Price to the Shareholder;

                 (b) The representations and warranties of each of the Company and the Shareholder contained herein shall be true and accurate in all material respects as of the date when made and at and as of the Closing as though made at and as of such date;

                 (c) The Company shall have furnished to the Shareholder a certificate of the Company's President to the effect that: (i) the IPO has been consummated, and (ii) all representations and warranties of the Company contained in this Agreement are true and accurate in all material respects at and as of the Closing;

                 (d) The Shareholder shall have furnished to the Company his certificate to the effect that all representations and warranties of the Shareholder contained in this Agreement are true and accurate in all material respects at and as of the Closing; and

                 (e) The Company and the Shareholder shall have each delivered to the other a General Release in form and substance reasonably satisfactory to each.

         5. Termination. Anything contained in this Agreement to the contrary notwithstanding, in the event the IPO has not been consummated and closed on or before December 31, 1997, then either party may, upon not less than two (2) weeks' prior written notice, terminate this Agreement.





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         6.      Notices.  Any notice given or required to be given pursuant to this Agreement shall be in writing and shall be deemed given three (3) days after being deposited in the U.S. Mail, by postage prepaid certified mail, return- receipt requested, addressed to the parties at the respective address first above written or such other address as may be established by written notice given in accordance with the provisions of this paragraph 6, with copies if to Stockholder, to:

                 Singer & Zamansky LLP
                 40 Exchange Place
                 20th Floor
                 New York, New York 10005
                 Attention: Gregory Sichenzia, Esq.

         and to:

                 Ronald Cantor, Esq.
                 c/o the Cantor Companies
                 Orchard Plaza
                 Suite 8
                 1610 Route 35 South
                 Oakhurst, New Jersey 07755

         and, if the to Company, to:

                 Phillips Nizer Benjamin Krim & Ballon LLP
                 666 Fifth Avenue
                 New York, New York 10103-0084
                 Attention: Vincent J. McGill, Esq.

         7.      Miscellaneous.

                 (a) Entire Agreement. Other than the Letter Agreement, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior such agreements whether written or oral, and may not be amended or otherwise modified except by a subsequent written instrument duly executed by the parties hereto. Without limiting the generality of the foregoing this Agreement supersedes the Stock Redemption Agreement between the parties entered into on the 18th day of July, 1987.

                 (b) No Waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that right or any other right, unless expressly waived in writing.





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                 (c)      Governing Law.  This Agreement shall be construed in
accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                 (d) Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, representatives and assigns.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        800 TRAVEL SYSTEMS, INC.


                                        By:
                                           ---------------------------


                                        ---------------------------
                                        MICHAEL CANTOR





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